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                                                                     EXHIBIT 5.1



OUR REF : JG/WSM/br/08006/000



Flextronics International Ltd.,
11 Ubi Road, #07-01/02,
Meiban Industrial Building,
Singapore 408723.                                            16th November, 2000


Dear Sirs,

      REGISTRATION STATEMENT ON FORM S-4 OF FLEXTRONICS INTERNATIONAL LTD.

1. We have acted as Singapore counsel for Flextronics International Ltd. (the "Company"), a company incorporated under the laws of Singapore, in connection with (i) the authorisation, issuance and sale by the Company of US$500,000,000 9 7/8% Senior Subordinated Notes due 2010 (the "US$ Notes") and
(a)150,000,000 9 3/4% Senior Subordinated Notes due 2010 (the "Euro Notes", together the "Securities"), as described in the above-referenced Registration Statement the "First Registration Statement") dated 27th September, 2000, to be amended by the Amendment No. 1 to the First Registration Statement to be dated 17th November, 2000 (the "Registration Statement"), and (ii) the preparation of the Registration Statement under the Securities Act of 1933, as amended (the "Act"). The Securities are to be issued under and pursuant to the U.S. Dollar Indenture between the Company and The Chase Manhattan Bank and Trust Company, N.A., as Trustee, dated as of 29th June, 2000 (the "US$ Indenture") and the Euro Indenture between the Company and The Chase Manhattan Bank, London, as Trustee, dated as of 29th June, 2000 (the "Euro Indenture", and together with the US$ Indenture, the "Indenture").

2.      For the purpose of rendering this opinion, we have examined:-

        (a)  an executed copy of the Indenture;

        (b)  a copy of the Registration Statement;

        (c) a copy of the resolutions of the Board of Directors of the Company passed on 8th June, 2000 and 26th June, 2000 (the "Board Resolutions"); and

        (d) such other documents as we have considered necessary or desirable to examine in order that we may render this opinion.

3.      We have assumed:-

        (a) that the Indenture is within the capacity and powers of, and has been validly authorised by, each party thereto (other than the Company) and has been validly executed and delivered by and on behalf of each party thereto;

        (b) the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;

        (c) that a copy of the Board Resolutions submitted to us for examination are true, complete and up-to-date copies;

        (d) that the Indenture constitutes legal, valid, binding and enforceable obligations of the parties thereto for all purposes under the laws of all jurisdictions other than the Republic of Singapore;

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        (e)  that there are no provisions of the laws of any jurisdiction other than the Republic of Singapore which may be contravened by the execution or delivery of the Indenture insofar as any obligation expressed to be incurred or performed under the Indenture falls to be performed in or is otherwise subject to the laws of any jurisdiction other than the Republic of Singapore, its performance will not be illegal by virtue of the laws of that jurisdiction;

        (f) that all consents, approvals, authorisations, licences, exemptions or orders required from any governmental body or agency outside the Republic of Singapore and all other requirements outside the Republic of Singapore for the legality, validity and enforceability of the Indenture have been duly obtained or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied;

        (g) that the Board Resolutions have not been rescinded or modified and they remain in full force and effect and that no other resolution or other action has been taken which may affect the validity of the Board Resolutions; and

        (h) that the Securities will be duly issued and duly delivered upon consummation of the Exchange Offer (as referred to in the Registration Statement) against receipt of the Old Notes (as referred to in the Registration Statement) surrendered in exchange therefor as contemplated by the Registration Statement.

4. Based on the foregoing, we are of the opinion that the Company has taken all necessary corporate action required under the laws of Singapore to authorise the issue of the Securities, and the Securities when duly executed and delivered in accordance with the Indenture will constitute, legal, valid, binding and enforceable obligations of the Company under the laws of Singapore.

5. This opinion relates only to the laws of general application of the Republic of Singapore as at the date hereof and as currently applied by the Singapore courts, and is given on the basis that it will be governed by and construed in accordance with the laws of the Republic of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the Republic of Singapore. This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Indenture or otherwise including, but without limitation, any other document signed in connection with the Indenture. Further, this opinion is not to be circulated to, or relied upon by, any other person or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

6.      The qualifications to which this opinion is subject to are as follows:-

        (a) enforcement of the obligations of the Company under the Indenture may be affected by prescription or lapse of time, bankruptcy, insolvency, liquidation, reorganization, reconstruction or similar laws generally affecting creditors' rights;

        (b) the power of the Singapore courts to grant equitable remedies such as injunction and specific performance is discretionary and accordingly a Singapore court may make an award of damages where an equitable remedy is sought;

        (c) where under the Indenture, any person is vested with a discretion or may determine a matter in its opinion, Singapore law may require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds;

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        (d)  by virtue of the Limitation Act, Chapter 163 of the Republic of
             Singapore, failure to exercise a right of action for more than six years will operate as a bar to the exercise of such right and failure to exercise such a right for a lesser period may result in such right being waived;

        (e) a Singapore court may stay proceedings if concurrent proceedings are brought elsewhere;

        (f) where obligations are to be performed in a jurisdiction outside the Republic of Singapore, they may not be enforceable in the Republic of Singapore to the extent that performance would be illegal or contrary to public policy under the laws of that jurisdiction;

        (g) any provision in the Indenture as to severability may not be binding under the laws of the Republic of Singapore and the question of whether or not such provision which is illegal, invalid or unenforceable may be severed from other provisions in order to save such other provisions depends on the nature of the illegality, invalidity or unenforceability in question and would be determined by a Singapore court at its discretion;

        (h) we express no opinion as to events and conditions which might violate covenants, restrictions or provisions with respect to financial ratios or tests or any contractual provision measured by the financial conditions or results of operation of the Company or any of its subsidiaries; and

        (i) a Singapore court may refuse to give effect to clauses in the Indenture in respect of the costs of unsuccessful litigation brought before a Singapore court or where the court has itself made an order for costs.

7. We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the U.S. Securities and Exchange Commission. This opinion may also be relied upon by Winthrop, Stimson, Putnam & Roberts, United States Counsel for the Company in connection with the opinion to be delivered to the Company and filed as Exhibit 5.2 to the Registration Statement.

                                                               Yours faithfully,


                                                            /s/ Allen & Gledhill